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                                                                  Exhibit 10.8

                            SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE (this "Agreement") is entered into as of this 22nd day of November, 2002 (the "Effective Date") by and between STATIONERS JOINT VENTURE, a California general partnership ("Landlord"), and UNITED STATIONERS SUPPLY CO., an Illinois corporation ("Tenant").

                                    RECITALS

     WHEREAS, Tenant and Stationers Antelope Joint Venture, a California general partnership and Yolanda M. Panattoni, individually and successor-in-interest to AVP Trust and Adon V. Panattoni ("Predecessor Landlord") entered into that certain Lease dated January 12, 1993 ("Lease"), as subsequently modified by the parties, whereby Predecessor Landlord leased to Tenant and Tenant leased from Landlord those certain premises situated located at 5440 Stationers Way in Sacramento, California, more particularly described in Exhibit "A" attached hereto and incorporated herein by reference ("Premises") consisting of approximately 267,284 square feet of net rentable area as described in this Second Amendment to Lease. Landlord is the successor in interest to Predecessor Landlord.

     WHEREAS, Landlord and Tenant now wish to make certain amendments to said lease.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant hereby agree to amend certain terms and conditions of the Lease as hereinafter provided.

     1.   TERM: This will confirm that the initial Lease Term as described in
          Section 3.2 of the Lease is scheduled for expiration on July 31, 2008. The lease term shall be increased by five years and six months. The new lease expiration date shall now be January 31,2014

     2. RENT: From and after October 1,2002, the base Monthly rent shall be $0.37 per square foot for a base Monthly Rent totaling $98,895.08 beginning on October 1, 2002, plus additional rent as set forth in the Lease. The Base Monthly Rent shall be adjusted every 30 month period as set forth in Section 4.1(b) of the Lease from the Commencement Date based on 95% of the increases in an average Consumer Price Index for
          (1) all Urban Consumers, All Items (San Francisco-Oakland-San Jose Metropolitan Area), and (2) the National United States City average, 1982-81=100, as published by the United States Department of Labor, Bureau of Labor Statistics, as more particularly set forth in said section.

     3. TENANT IMPROVEMENTS: Landlord shall complete the following Tenant Improvements to the existing building on the Premises within one hundred fifty (150) days from the mutual execution of this Second Amendment to Lease agreement and the selection of finishes by Tenant:

          a. Roof repairs per the October 17, 2002 proposal attached hereto as Exhibit "B" and incorporated herein by reference.

          b. Renovate five (5) restrooms per agreement of the parties hereto as follows: remove and replace all ceramic tile, partitions, plumbing fixtures, casework, and repaint.

          c. Renovate five (5) restrooms using FRP and vinyl in the truckers' area.

          d.   Remove and replace carpet in the interior offices.


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          f.   Replace ceiling tiles and insulation in interior offices

          g.   Remove and replace VCT in break room.

     4. LEASE COMMISSION: Landlord shall pay Grubb & Ellis a lease commission per a separate agreement. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except Grubb & Ellis who represents Tenant.

     5. NOTICES: . From and after the date hereof, all notices to the Landlord under the Lease shall be delivered to:

               LANDLORD:

                    STATIONERS JOINT VENTURE
                    Attn: Carl D. Panattoni
                    8401 Jackson Road
                    Sacramento, CA 95826

     6. RATIFICATION: Defined terms used in this Agreement and not otherwise defined shall have the same definitions as set forth in the Lease. The provisions of this Agreement shall prevail over any inconsistent or conflicting provisions of the Lease. Except to the extent hereby modified, the Lease shall remain in full force and effect.

ACCEPTED AND AGREED TO BY:

TENANT:

UNITED STATIONERS SUPPLY CO.,                   DATED: 11/22, 2002
an Illinois corporation

By: /s/ Bill Stark
  -----------------------------------
Name: Bill Stark
Title: VP, Engineering


LANDLORD:

STATIONERS JOINT VENTURE,                       DATED: 12/02, 2002
A California general partnership

By: /s/ Carl D. Panattoni
  -----------------------------------
  Carl D. Panattoni, Managing Partner



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